EXHIBIT 99
                             Joint Filer Information

Designated Filer:              Prides Capital Partners, L.L.C.
Statement for Month/Day/Year:  January 3, 2005
Issuer & Symbol:               Ark Restaurants Corp. (ARKR)
Address of each Reporting Person for this Form 3:
   200 High Street, Suite 700, Boston MA 02110
Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

January 10, 2004

Prides Capital Partners, L.L.C.
/s/ Murray A. Indick
-------------------------------
By: Murray A. Indick
    Managing Member

By: /s/ Murray A. Indick                By: /s/ Kevin A. Richardson, II

    ----------------------------        -----------------------------
    Murray A. Indick                        Murray A. Indick
                                            Attorney in Fact

By: /s/ Henry J. Lawlor, Jr.            By: /s/ Charles E. McCarthy

    ----------------------------        -----------------------------
    Murray A. Indick                        Murray A. Indick
    Attorney in Fact                        Attorney in Fact

By: /s/ Christian Puscasiu

    ----------------------------
    Murray A. Indick
    Attorney in Fact